================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  JULY 29, 1997


                             BANK PLUS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

   DELAWARE                   0-28292                    95-1782887
(State or Other       (Commission File Number) (IRS Employer Identification No.)
Jurisdiction of
Incorporation)



       4565 COLORADO BOULEVARD
       LOS ANGELES, CALIFORNIA                             90039
(Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (818) 549-3116

                                      NONE

         (Former Name or Former Address, if Changed Since Last Report)


================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     This report is qualified in its entirety by reference to the documents described herein and attached as exhibits hereto, which are incorporated herein by this reference.

     On July 29, 1997, Bank Plus Corporation ("Bank Plus") and Bank Plus' wholly-owned subsidiary, Fidelity Federal Bank, A Federal Savings Bank ("Fidelity"), acquired Hancock Savings Bank, F.S.B., a Federal Savings Bank ("Hancock"), by means of a merger (the "Merger") of Hancock with and into Fidelity, with Fidelity as the surviving federal savings bank, pursuant to the terms and conditions of an Agreement and Plan of Merger dated June 25, 1997 by and among Bank Plus, Fidelity and Hancock (the "Merger Agreement").

     By virtue of the Merger, each share of common stock, par value $6.40 per share ("Hancock Common Stock"), of Hancock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") was automatically converted into the right to receive 0.8125 shares of BPC Common Stock (as defined below) and cash in lieu of any fractional shares of BPC Common Stock at the price of $11.3469 per share of BPC Common Stock. At the Effective Time, each holder of a certificate representing shares of Hancock Common Stock ceased to have any rights with respect to such shares, except the right to receive such shares of BPC Common Stock and cash payable in lieu of fractional share interests in accordance with the Merger Agreement.

     The exchange ratio was determined in the following manner. By virtue of the Merger, automatically and without any action on the part of the holders of Hancock Common Stock, each share of Hancock Common Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights were perfected under 12 C.F.R. Section 552.14, and any shares of Hancock Common Stock that were owned by Hancock or any direct or indirect wholly-owned subsidiary of Hancock) became and was converted into the right to receive a number of shares, or fraction of a share, of common stock, par value $.01 per share ("BPC Common Stock"), of Bank Plus (the "BPC Stock Consideration") (rounded to the nearest 1/10,000 of a share of BPC Common Stock) equal to the quotient obtained by dividing (a) the BPC Stock Consideration Value (as defined below) by (b) the product of the Market Value Per BPC Share (as defined below) times the number of shares of Hancock Common Stock issued and outstanding immediately prior to the Effective Time. Notwithstanding any of the foregoing, each holder of Hancock Common Stock who was otherwise entitled to receive a fraction of a share of BPC Common Stock (after taking into account all certificates delivered by such holder) received, in lieu thereof, cash (without interest) in an amount equal to the product of such fractional share of BPC Common Stock multiplied by the Market Value Per BPC Share.

     "Market Value Per BPC Share" means the average of the daily closing sales prices of a share of BPC Common Stock on the Nasdaq National Market ("NASDAQ"), as reported in The Wall Street Journal, during the twenty (20) consecutive trading days on which trades in BPC Common Stock occurred ending two (2) full trading days prior to the Effective Time.

     "BPC Stock Consideration Value" means the difference of Twelve Million Twelve Thousand Dollars ($12,012,000) minus the "Price Adjustment" (as defined below).

     "Price Adjustment" means the sum of (i) 4.25% of the difference, whether positive or negative, of $190,073,000 minus the aggregate amount of deposits (excluding brokered deposits) of Hancock at June 30, 1997 plus (ii) the "Adjusted Net Book Value Differential" (as defined below); provided, however, that the Price Adjustment shall never be less than zero.

     "Adjusted Net Book Value Differential" means the difference, whether positive or negative, of $3.787 million minus the "Adjusted Net Book Value" (as defined below) of Hancock at June 30, 1997; provided, however, that if such difference equals an amount between $0 and positive $50,000, inclusive, such difference shall be deemed to equal $0.

     "Adjusted Net Book Value" of Hancock at June 30, 1997 shall equal the stockholders' equity of Hancock at June 30, 1997 determined in accordance with GAAP applied consistently with prior periods, (a) less the sum of the following, to the extent not already reflected in the calculation of Hancock's stockholders' equity on Hancock's balance sheet at June 30, 1997: (i) Hancock's costs and expenses of the transactions contemplated hereby, (ii) costs and expenses associated with termination of Hancock leases on Hancock's Fairfax, Glendale and Wilshire offices following the Effective Date, (iii) costs and expenses associated with the termination of Hancock employees under Section 4.20 of the Agreement in contemplation of the Merger and (iv) costs and expenses relating to the cash out of the options pursuant to Section 1.6 of the Agreement, (b) plus any amount paid to Hancock upon exercise of an Option between July 1, 1997 and the day ending two full trading days prior to the Effective Time and (c) minus (plus) unrealized loss (gain) on securities available for sale or held for investment on the day ending two full trading days prior to the Effective Time.

     Prior to the Merger, no material relationship existed between Hancock and Bank Plus or Fidelity or any of their affiliates, directors or officers, or any associate of any such directors or officers.

     The Press Release of Bank Plus dated July 31, 1997, announcing the completion of the acquisition described above is filed herewith as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Hancock.

                    HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITORS' REPORT...............................................  5

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995:
Consolidated Statements of Financial Condition.............................  6
  Consolidated Statements of Operations....................................  7
  Consolidated Statements of Stockholders' Equity..........................  8
  Consolidated Statements of Cash Flows....................................  9
  Notes to Consolidated Financial Statements............................... 10

FINANCIAL STATEMENTS AS OF JUNE 30, 1997 AND DECEMBER 31, 1996 AND FOR THE
  SIX MONTH PERIODS ENDED JUNE 30, 1997 AND 1996:
  Consolidated Statements of Financial Condition (Unaudited)............... 26
  Consolidated Statements of Operations (Unaudited)........................ 27
  Consolidated Statements of Cash Flows (Unaudited)........................ 28
  Notes to Consolidated Financial Statements............................... 30

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Hancock Savings Bank, FSB
Los Angeles, California:

  We have audited the accompanying consolidated statements of financial condition of Hancock Savings Bank, FSB and subsidiary (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hancock Savings Bank, FSB and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

  The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the consolidated financial statements, at December 31, 1996 and 1995, the Company did not meet the minimum capital requirements prescribed by the Office of Thrift Supervision ("OTS"). During 1996 and 1995, the Company operated under a regulatory agreement with the OTS that was superseded by a Cease and Desist Order (the "Order") entered into with the OTS in March 1997. The Order requires that, among other things, the Company must meet prescribed capital ratios by no later than June 30, 1997. In addition, on May 2, 1997, the Company was notified by the OTS that it is categorized as "significantly undercapitalized," and was given a Prompt Corrective Action Directive (the "Directive"). The Directive requires that, among other things, the Company must submit a capital restoration plan to the OTS within 45 days of May 2, 1997.

  If the Company is unable to meet minimum capital requirements of the Order or the additional requirements of the Directive, the OTS may take such further supervisory, enforcement or resolution action as it deems appropriate and can ultimately appoint a conservator or receiver. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Deloitte & Touche LLP

April 17, 1997
(except Note
 2 as to
 which the
 date is May
 2, 1997)

                    HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)

                                                              DECEMBER 31,
                                                            ------------------
                                                              1996      1995
                                                            --------  --------
ASSETS
  Cash..................................................... $  5,450  $  4,465
  Federal funds sold.......................................    7,506       --
                                                            --------  --------
  Cash and cash equivalents................................   12,956     4,465
  Interest-bearing deposits with financial institutions....    2,476     1,587
  Investments (Notes 3 and 4):
    Mutual fund investments--available for sale............    3,000       --
    Mutual fund investments--trading.......................      --      8,198
    Mortgage-backed securities--available for sale.........      196       236
    Mortgage-backed securities--held to maturity...........    5,636     7,264
    Investment securities--held to maturity................   21,857    12,484
  Loans receivable, net (Note 4)...........................  144,729   153,473
  Real estate owned, net (Note 5)..........................    1,544     2,197
  Accrued interest receivable (Note 6).....................    1,260     1,270
  Investment in stock of the Federal Home Loan Bank, at
   cost....................................................    1,338     1,260
  Property and equipment, net (Note 7).....................    1,591     1,696
  Other assets.............................................    1,576     1,414
                                                            --------  --------
                                                            $198,159  $195,544
                                                            ========  ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits (Note 8)........................................ $190,073  $185,424
  Accounts payable and other liabilities...................    1,485     2,155
  SAIF accrual (Note 2)....................................    1,191       --
                                                            --------  --------
    Total liabilities......................................  192,749   187,579
                                                            --------  --------
COMMITMENTS AND CONTINGENCIES (Notes 2 and 10)
STOCKHOLDERS' EQUITY (Notes 2 and 11):
  Common stock, $6.40 par value; authorized, 5,000,000
   (1996) and 1,781,250 (1995) shares; issued and
   outstanding, 1,302,463 (1996) and 728,034 (1995) shares.    8,336     4,660
  Additional paid-in capital...............................    2,243     1,570
  (Accumulated deficit) retained earnings..................   (5,133)    1,736
  Net unrealized losses on securities available for sale,
   net of taxes of $0 and $(1) at December 31, 1996 and
   1995, respectively......................................      (36)       (1)
                                                            --------  --------
    Total stockholders' equity.............................    5,410     7,965
                                                            --------  --------
                                                            $198,159  $195,544
                                                            ========  ========

                See notes to consolidated financial statements.

                    HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     YEAR ENDED DECEMBER 31,
                                                     -------------------------
                                                      1996     1995     1994
                                                     -------  -------  -------
INTEREST AND DIVIDEND INCOME:
  Loans............................................. $11,962  $11,959  $10,275
  Mortgage-backed securities........................     404      465      471
  Investment securities and other interest-earning
   assets...........................................   1,755    1,397    1,165
  Loan servicing fee income, net....................     321      371      394
                                                     -------  -------  -------
    Total interest and dividend income..............  14,442   14,192   12,305
                                                     -------  -------  -------
INTEREST EXPENSE:
  Deposits (Note 8).................................   8,331    8,036    6,042
  Other borrowings..................................       4        3        7
                                                     -------  -------  -------
    Total interest expense..........................   8,335    8,039    6,049
                                                     -------  -------  -------
    Net interest income.............................   6,107    6,153    6,256
PROVISION FOR ESTIMATED LOSSES ON LOANS (Note 4)....   6,975    3,499    1,549
                                                     -------  -------  -------
NET INTEREST (LOSS) INCOME AFTER PROVISION FOR
 ESTIMATED LOSSES ON LOANS..........................    (868)   2,654    4,707
                                                     -------  -------  -------
REAL ESTATE INCOME (LOSS):
  (Loss) income on real estate operations (Note 5)..    (112)     123     (353)
  Provision for loss on real estate held for sale
   (Note 5).........................................    (400)    (184)    (476)
                                                     -------  -------  -------
    Net real estate loss............................    (512)     (61)    (829)
                                                     -------  -------  -------
NONINTEREST INCOME:
  Other loan fees...................................      92       84       53
  Gain (loss) on sale of mutual fund investments....               15     (131)
  Excess servicing fees.............................     387
  Bank charges......................................     195      191      168
  Other.............................................     318      265      277
                                                     -------  -------  -------
    Total noninterest income........................     992      555      367
                                                     -------  -------  -------
NONINTEREST EXPENSE:
  Compensation and employee-related costs (Notes 10
   and 11)..........................................   2,579    2,642    2,668
  Facilities (Note 10)..............................     726      813      796
  Office supplies...................................     201      194      228
  Service bureau and related equipment rental.......     280      300      325
  SAIF insurance premium (Note 2)...................   1,750      535      512
  Professional services.............................     348      427      299
  Bank charges......................................     209      217      215
  Advertising.......................................      62       63       87
  Other general and administrative (Note 2).........     324      330      277
                                                     -------  -------  -------
    Total noninterest expense.......................   6,479    5,521    5,407
                                                     -------  -------  -------
LOSS BEFORE PROVISION FOR INCOME TAX EXPENSE (BENE-
 FIT)...............................................  (6,867)  (2,373)  (1,162)
INCOME TAX EXPENSE (BENEFIT) (Note 9)...............       2     (698)    (251)
                                                     -------  -------  -------
NET LOSS............................................ $(6,869) $(1,675) $  (911)
                                                     =======  =======  =======
LOSS PER SHARE...................................... $ (7.27) $ (2.30) $ (1.25)
                                                     =======  =======  =======

                See notes to consolidated financial statements.

                    HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                  NET UNREALIZED
                                                                  GAIN (LOSS) ON
                                                       RETAINED     SECURITIES
                           COMMON STOCK   ADDITIONAL   EARNINGS   AVAILABLE FOR
                         ----------------  PAID-IN   (ACCUMULATED  SALE, NET OF  STOCKHOLDERS'
                          SHARES   AMOUNT  CAPITAL     DEFICIT)       TAXES         EQUITY
                         --------- ------ ---------- ------------ -------------- -------------
BALANCE, JANUARY 1,
 1994...................   728,034 $4,660   $1,570     $ 4,322        $ 118         $10,670
  Unrealized
   depreciation on
   securities available
   for sale, net of
   taxes................                                               (172)           (172)
  Net loss..............                                  (911)                        (911)
                         --------- ------   ------     -------        -----         -------
BALANCE, DECEMBER 31,
 1994...................   728,034  4,660    1,570       3,411          (54)          9,587
  Unrealized
   appreciation on
   securities available
   for sale, net of
   taxes................                                                 53              53
  Net loss..............                                (1,675)                      (1,675)
                         --------- ------   ------     -------        -----         -------
BALANCE, DECEMBER 31,
 1995...................   728,034  4,660    1,570       1,736           (1)          7,965
  Issuance of common
   stock................   567,743  3,633      682                                    4,315
  Stock options
   exercised (Note 11)..     6,686     43       (9)                                      34
  Unrealized
   depreciation on
   securities available
   for sale.............                                                (35)            (35)
  Net loss..............                                (6,869)                      (6,869)
                         --------- ------   ------     -------        -----         -------
BALANCE, DECEMBER 31,
 1996................... 1,302,463 $8,336   $2,243     $(5,133)       $ (36)        $ 5,410
                         ========= ======   ======     =======        =====         =======


                See notes to consolidated financial statements.

                    HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1996      1995      1994
                                                  --------  --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss........................................ $ (6,869) $ (1,675) $   (911)
 Reconciliation of net loss to net cash provided
  by (used in) operating activities:
   Accretion of discounts on investments and
    mortgage-backed securities...................               (314)     (191)
   Net decrease (increase) in mutual fund
    investments--trading.........................    8,198    (6,432)   14,862
   (Gain) loss on mutual fund investments--
    trading......................................                (15)      131
   Amortization of deferred loan fees, net.......     (210)     (235)     (315)
   Provision for loan and real estate losses.....    7,375     3,683     2,025
   Loss (gain) on sale of real estate............       95       (62)       54
   Depreciation..................................      189       252       247
   Decrease (increase) in accrued interest
    receivable...................................       10      (177)     (128)
   Federal Home Loan Bank stock dividend.........      (74)      (60)      (59)
   (Increase) decrease in other assets...........     (162)     (845)      455
   Deferred income taxes.........................                140        31
   Accrual of special SAIF assessment............    1,191
   (Decrease) increase in accounts payable and
    other liabilities............................     (670)      875      (104)
                                                  --------  --------  --------
     Net cash provided by (used in) operating
      activities.................................    9,073    (4,865)   16,097
                                                  --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Principal payments received on mortgage-backed
  securities.....................................    1,668       186       383
 Proceeds from sales of mortgage-backed
  securities--available for sale.................              1,727       --
 Purchase of investment securities--held to
  maturity.......................................  (33,857)  (15,323)  (10,668)
 Purchase of mortgage-backed securities-held to
  maturity.......................................      --        --     (1,982)
 Proceeds from maturities of investment
  securities--held to maturity...................   24,484    14,000       --
 Purchase of mutual fund investments--available
  for sale.......................................   (3,000)                --
 Net decrease (increase) in loans................    1,002    (6,740)  (10,980)
 Proceeds from sales of real estate..............    1,648     1,668     1,576
 Capitalized cost of real estate.................     (549)     (399)      (92)
 Purchase of Federal Home Loan Bank stock........       (4)      (56)      120
 Purchase of property and equipment..............      (84)      (71)      (47)
 Net (increase) decrease in interest-bearing
  deposits with financial institutions...........     (889)    4,364    (1,345)
 Other...........................................        1       (75)      --
                                                  --------  --------  --------
     Net cash used in investing activities.......   (9,580)     (719)  (23,035)
                                                  --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net increase in certificate account deposits
  and money market accounts......................    3,658     7,412     5,474
 Net increase (decrease) in demand deposits and
  passbook accounts..............................      991      (772)    1,914
 Proceeds from issuing common stock..............    4,315       --        --
 Proceeds from exercise of stock options.........       34       --        --
                                                  --------  --------  --------
     Net cash provided by financing activities...    8,998     6,640     7,388
                                                  --------  --------  --------
NET INCREASE IN CASH AND CASH EQUIVALENTS........    8,491     1,056       450
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.....    4,465     3,409     2,959
                                                  --------  --------  --------
CASH AND CASH EQUIVALENTS, END OF YEAR........... $ 12,956  $  4,465  $  3,409
                                                  ========  ========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION--Cash paid (received) for:
 Interest........................................ $  8,346  $  8,036  $  6,053
                                                  ========  ========  ========
 Income taxes.................................... $     99  $   (171) $   (528)
                                                  ========  ========  ========
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING
 ACTIVITIES:
 Mortgage-backed securities transferred from
  available for sale to held to maturity.........                     $  7,542
                                                                      ========
 Real estate acquired through foreclosure........ $  8,558  $  4,681  $  7,353
                                                  ========  ========  ========
 Loans to facilitate sales of real estate owned.. $  7,576  $  3,387  $  7,235
                                                  ========  ========  ========

                See notes to consolidated financial statements.

                   HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      THREE YEARS ENDED DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation and Nature of Operations--The consolidated financial statements include the accounts of Hancock Savings Bank, FSB (the "Company") and its wholly owned subsidiary, Hancock Service Corporation. The Company is primarily engaged in attracting savings deposits and making loans collateralized by real estate and operates five branches serving individuals and small to medium-sized businesses in the Southern and Central California regions. Activities of the subsidiary are not material to the operations of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

  Investment Securities, Mortgage-Backed Securities and Mutual Fund Investments--The Company's investments are classified into three categories and accounted for as follows: (i) debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost; (ii) debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; and (iii) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity.

  Loans Receivable--Loans are generally presented at amortized cost, based upon the Company's intention and ability to hold the loans for the foreseeable future.

  Interest on loans receivable is accrued as earned, except nonaccrual loans on which interest is normally discontinued whenever the payment of principal or interest is considered to be in doubt. When a loan is placed on nonaccrual, all previously accrued but not collected interest is reversed against current period income.

  The Company receives fees on loans that do not pertain to the origination process. These fees are recorded as income at the time of payment. Fees and costs associated with the loan origination process are deferred and amortized as interest income over the lives of the loans, using the level yield method.

  Allowance for Loan Losses--In each reporting period, the allowance for loan losses is increased by provisions for losses charged against operations in that period and recoveries of loans previously charged off, and is reduced by charge-offs of loans recognized in that period.

  The allowance is an estimate involving both subjective and objective factors, and its measurement is inherently uncertain, pending the outcome of future events. As discussed in Note 4, the Company has significant levels of impaired loans subject to valuation estimation. Management's determination of the adequacy of the allowance is based on an evaluation of the loan portfolio, previous loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio, the value of collateral, and other relevant factors. The Company's lending is concentrated in multi-family residential loans and other real estate loans collateralized by properties in Southern and Central California. Southern and Central California include areas that have recently experienced adverse economic conditions, such as declining real estate values. Such factors adversely affected some borrowers' ability to repay loans and may indicate reductions in the value of collateral that may become a source of repayment of some loans. In addition, the Company is examined annually by regulatory authorities who have sometimes required adjustments to the allowance. Although management believes the level of the allowance as of December 31, 1996 is adequate to absorb losses inherent in the loan portfolio, additional deterioration in the economy of the Company's lending area and/or rising interest rates could result in levels of loan losses that cannot be reasonably predicted at that date.

                   HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

  Real Estate Owned--Real estate acquired through foreclosure is recorded at estimated fair value at the time of foreclosure. Any subsequent operating expense or income, reduction in estimated fair values, and gains or losses on disposition of such properties are included in current operations.

  Depreciation and Amortization--Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

  Income Taxes--Deferred tax liabilities or assets are calculated by applying applicable tax rates to the difference between the financial statement and tax bases of assets and liabilities currently recognized in the financial statements. Deferred taxes are provided for in the consolidated statements of operations in the amount of the net change during the year of the deferred tax balances in the consolidated statements of financial condition.

  Statement of Cash Flows--For purposes of reporting cash flows, cash includes cash on hand, amounts due from banks and federal funds sold.

  Loss per Share--Loss per share is based upon the weighted average number of shares of stock outstanding during each year. The weighted average number of shares used in the calculation of loss per share is 944,837, 728,034 and 728,034 in 1996, 1995 and 1994, respectively. Stock options are not included in the weighted average number of shares because they would have an antidilutive effect.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Recent Accounting Pronouncements--Management does not believe that any accounting pronouncements that became effective in 1996, 1995 or 1994, that have been issued and will become effective at a future date, have had or would have had (if adopted early) a material effect on the consolidated financial statements for the three years ended December 31, 1996. Disclosure requirements of new pronouncements have been included in these footnotes, if applicable.

  Reclassifications--Certain items in the consolidated financial statements for 1995 and 1994 were reclassified to conform to the 1996 presentation.

2. REGULATORY MATTERS

  Going Concern--The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred net losses of $6,869,000, $1,675,000 and $911,000 during the years ended December 31, 1996,
1995, and 1994, respectively. At December 31, 1996 and 1995, the Company was not in compliance with certain provisions of a supervisory agreement (the "Agreement") entered into with the Office of Thrift Supervision ("OTS") in October 1994. At December 31, 1996 and 1995, the Company also was not in compliance with minimum regulatory capital requirements prescribed by the OTS. The Company's capital ratios cause the Company to be categorized as "undercapitalized" under the prompt corrective action provisions (the "PCA provisions") of the Federal

                   HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

Deposit Insurance Act. As a result of this condition at December 31, 1995, the Company received a Prompt Corrective Action Directive (the "1996 Directive") from the OTS. Although the Company raised additional capital sufficient to temporarily meet minimum regulatory requirements and to satisfy the targets established in the 1996 Directive, additional net losses in 1996 again caused the Company to fall out of compliance with minimum capital requirements.

  During March 1997, the Company entered into a Cease and Desist Order (the "Order") from the OTS. The Order replaces the Agreement, and requires the Company to raise additional capital, by June 30, 1997, sufficient for the Company to have minimum capital ratios required of an institution to be categorized as "well capitalized" under PCA provisions. Alternatively, the Company can merge or be acquired in order to be recapitalized. The Order also requires the Company to submit reports to the OTS concerning recapitalization efforts and to develop, submit to the OTS and implement various "plans," as defined--a business plan, a management plan, a plan to increase the size of the Board of Directors and enhance the Board's oversight of the Company, and an internal audit plan.

  On May 2, 1997, the Company was notified by the OTS that it is categorized as "significantly undercapitalized" under PCA provisions, and received a new Prompt Corrective Action Directive (the "1997 Directive"). The 1997 Directive orders the Company to submit an acceptable capital restoration plan with 45 days of May 2, 1997. Also, because the Company is categorized as "significantly undercapitalized," it is prohibited from growing total assets, increasing compensation or paying bonuses to senior executive officers, making acquisitions or opening new branches, and paying certain capital distributions or management fees. Certain of these restrictions may be removed with OTS permission and when a capital restoration plan is submitted by the Company and approved by the OTS.

  If the Company is unable to meet minimum capital requirements or other conditions of the Order or the 1997 Directive, one or more regulatory sanctions may result, including the appointment of a conservator or receiver. These factors, among others, may indicate that the Company will be unable to continue as a going concern. The consolidated financial statements do not include the adjustments, if any, that might have been required had the outcome of the above-mentioned uncertainties been known, or any adjustments relating to the recoverability of recorded assets amounts or the amounts of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent on the Company's ability to comply with the terms of the Order and the 1997 Directive, meet prescribed capital requirements, maintain sufficient liquidity and, ultimately, return to profitability.

  Management Plans--Management and the Board of Directors have begun efforts to raise additional capital and comply with other terms of the Order and the 1997 Directive. Options being considered to raise capital include issuing securities and being acquired by another institution. However, as of May 2, 1997, a specific course of action has not been decided and there are no firm commitments from other parties to provide additional capital or to acquire the Company.

  Regulatory Capital Requirements--The Company is subject to various regulatory capital requirements administered by federal banking regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgment by the regulators about components, risk weightings and other factors.

  Quantitative measures established by regulation, notwithstanding the Order and the 1997 Directive, to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table

                   HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY below) of total capital to risk-weighted assets of 8.0%, and of core capital of 3.0% and tangible capital of 1.5%. In the table below, tier I capital to average assets is substantially the same as core capital for the Company.

  As of December 31, 1996 and 1995, the most recent notifications from the OTS categorized the Company as "undercapitalized" under PCA provisions. As discussed above, the Company was categorized as "significantly undercapitalized" on May 2, 1997, and will be required to achieve capital ratios enabling it to be categorized as "well capitalized" by June 30, 1997.

  The following table represents the Company's actual and required capital amounts and ratios as of December 31, 1996 and 1995:

                                                                       TO BE
                                                                    CATEGORIZED
                                                                      AS WELL
                                                                    CAPITALIZED
                                                                   UNDER PROMPT
                                                      FOR CAPITAL   CORRECTIVE
                                                       ADEQUACY       ACTION
                                         ACTUAL       PURPOSES(1)  PROVISIONS(2)
                                      -------------  ------------- -------------
                                      AMOUNT  RATIO  AMOUNT  RATIO AMOUNT  RATIO
                                      ------- -----  ------- ----- ------- -----
                                      (000'S)        (000'S)       (000'S)
As of December 31, 1996:
  Total capital (to risk weighted
   assets)........................... $8,254  6.03%  $10,959  8.0% $13,699 10.0%
  Tier I Capital (to risk weighted
   assets)...........................  6,637  4.84%      N/A  N/A    8,219  6.0%
  Tier I (core) capital (to average
   assets)...........................  6,637  3.34%    5,956  3.0%   9,926  5.0%
  Tangible capital...................  6,637  3.34%    2,978  1.5%     N/A  N/A
As of December 31, 1995:
  Total capital (to risk weighted
   assets)...........................  9,738  6.87%   11,337  8.0%  14,172 10.0%
  Tier I Capital (to risk weighted
   assets)...........................  7,966  5.62%      N/A  N/A    8,503  6.0%
  Tier I (core) capital (to average
   assets)...........................  7,966  4.07%    5,867  3.0%   9,779  5.0%
  Tangible capital...................  7,966  4.07%    2,934  1.5%     N/A  N/A

--------
(1) These ratios represent minimums required of all savings institutions.

(2) These ratios are the minimums required of the Company for capital adequacy under the terms of the Order entered into with the OTS in 1997.

  SAIF Assessment--During 1996, a special one-time assessment to recapitalize the SAIF deposit insurance fund was imposed upon institutions holding SAIF-insured deposits as of March 1995. Due to its weak capital position, the Company obtained an exemption from having to pay this assessment during 1996. However, management expects the exemption to expire if and when the Company exceeds the capital targets specified in the Order, and if and when payment of the assessment would not cause the Company to be in violation of capital targets specified by the OTS. The Company accrued $1,191,000 at December 31, 1996. For purposes of reporting regulatory capital and determining compliance with minimum capital ratios (see table above), the Company is not required to deduct this accrual.

                   HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

3. INVESTMENTS

  Investments consist of the following:

                                                       DECEMBER 31,
                                            -----------------------------------
                                                  1996              1995
                                            ----------------- -----------------
                                            AMORTIZED  FAIR   AMORTIZED  FAIR
                                              COST     VALUE    COST     VALUE
                                            --------- ------- --------- -------
                                                  (DOLLARS IN THOUSANDS)
Mutual fund investments--available for
 sale--
  Invested in short-term U.S. Treasury
   securities..............................  $ 3,026  $ 3,000
                                             =======  =======
Mutual fund investments--trading--
  Invested in short-term U.S. Treasury
   securities..............................                    $ 8,198  $ 8,198
                                                               =======  =======
Mortgage-backed securities--available for
 sale--issued by
  U.S. government agencies with stated
   maturities after ten years..............  $   206  $   196  $   238  $   236
                                             =======  =======  =======  =======
Mortgage-backed securities--held to
 maturity--issued by
  U.S. government agencies with stated
   maturities after ten years..............  $ 5,636  $ 5,642  $ 7,264  $ 7,267
                                             =======  =======  =======  =======
Investment securities--held to maturity--
 issued by:
  U.S. Treasury with stated maturities
   within one year.........................  $ 1,994  $ 2,000  $ 2,984  $ 2,970
  FNMA, FHLMC and FHLB with stated maturity
   within one through three years..........   19,863   19,784    9,500    9,509
                                             -------  -------  -------  -------
                                             $21,857  $21,784  $12,484  $12,479
                                             =======  =======  =======  =======

  Gross unrealized gains and losses on investments were as follows:

                                                           1996         1995
                                                       ------------ ------------
                                                        UNREALIZED   UNREALIZED
                                                       ------------ ------------
                                                       GAINS LOSSES GAINS LOSSES
                                                       ----- ------ ----- ------
                                                        (DOLLARS IN THOUSANDS)
   Mutual funds--available for sale...................        $26
   Mortgage-backed securities--available for sale.....         10          $ 2
   Mortgage-backed securities--held to maturity.......  $ 6          $ 3
   Investment securities--held to maturity............         73            5

  Gross realized gains and (losses) included in earnings on mutual fund investments held for trading purposes were $15,000 and $(131,000) in 1995 and 1994, respectively. During 1995, mortgage backed securities--available for sale of $1,727,000 were sold. At the sale date, fair value of the securities approximated cost. There were no sales of debt securities in 1996.

  Although stated maturities of mortgage-backed securities are after ten years, actual maturities are shorter due to scheduled payments and prepayments.

                   HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

4. LOANS RECEIVABLE

  Loans receivable consist of the following:

                                                              DECEMBER 31,
                                                            ------------------
                                                              1996      1995
                                                            --------  --------
                                                               (DOLLARS IN
                                                               THOUSANDS)
Real estate loans:
  Conventional loans collateralized by first trust deeds:
    Residential--one to four units......................... $ 43,272  $ 48,774
    Residential--more than four units......................  117,088   122,577
    Commercial and land....................................   26,897    30,057
    Construction...........................................    7,071     4,377
  Loans collateralized principally by second trust deeds...    2,091     1,636
                                                            --------  --------
                                                             196,419   207,421
                                                            --------  --------
Less:
  Participants' portions, serviced for others (primarily
   residential)............................................   38,781    47,074
    Deferred loan fees, net of costs.......................      508       544
    Undisbursed loan funds.................................    3,914     1,677
    Allowance for estimated losses.........................    8,498     4,917
    Discount on loans and other............................      234        37
                                                            --------  --------
                                                              51,935    54,249
                                                            --------  --------
Loans to depositors, secured by deposit accounts...........       74       154
Other loans................................................      171       147
                                                            --------  --------
                                                                 245       301
                                                            --------  --------
                                                            $144,729  $153,473
                                                            ========  ========
Weighted average interest rate.............................     7.83%     8.00%
                                                            ========  ========

  The Company originates both adjustable and fixed interest rate real estate loans. At December 31, 1996, the composition of the fixed interest rate real estate loans (net of participants' portions) was as follows:

     TERM TO MATURITY                                                 BOOK VALUE
     ----------------                                                 ----------
                                                                       (DOLLARS
                                                                          IN
                                                                      THOUSANDS)
     1 year--10 years................................................   $2,462
     10 years to 20 years............................................      139
     Over 20 years...................................................    1,668
                                                                        ------
                                                                        $4,269
                                                                        ======

  The adjustable rate real estate loans of $149,455,000 (net of participants' portions and undisbursed loans), the majority of which adjust within one year, have interest rate adjustment limitations and are generally indexed to the Federal Home Loan Bank's Eleventh District cost of funds index, the federal cost of funds index or the prime rate. Future market factors may affect the correlation of the interest rate adjustment with the rates the Company pays on the short-term deposits that have been primarily utilized to fund these loans.

  At December 31, 1996, the Company had no outstanding commitments for new loan originations.

                   HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

  Activity in the allowance for estimated losses on loans is summarized as follows:

                                                           DECEMBER 31,
                                                      ------------------------
                                                       1996     1995    1994
                                                      -------  ------  -------
                                                      (DOLLARS IN THOUSANDS)
   Balance, beginning of year........................ $ 4,917  $2,135  $ 1,925
   Provision for estimated losses on loans...........   6,975   3,499    1,549
   Transfer (to) from contingent liability on loans
    sold with recourse...............................    (779)     49     (265)
   Charge-offs.......................................  (2,630)   (746)  (1,087)
   Recoveries........................................      10     130       13
   Other.............................................       5    (150)     --
                                                      -------  ------  -------
   Balance, end of year.............................. $ 8,498  $4,917  $ 2,135
                                                      =======  ======  =======

  Loans for which impairment has been recognized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 114 are as follows:

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1996         1995
                                                      -----------  -----------
                                                      (DOLLARS IN THOUSANDS)
      Impaired loans with no specific valuation
       allowances.................................... $       876  $     1,997
      Impaired loans with specific valuation
       allowances....................................      12,673       13,198
      Less specific valuation allowances.............      (4,852)      (2,717)
                                                      -----------  -----------
      Impaired loans, net of valuation allowances.... $     8,697  $    12,478
                                                      ===========  ===========
      Average recorded investment during the year.... $     9,628  $    10,598
      Interest income recognized using cash basis of
       accounting for impaired loans................. $        49  $        99

  The Company generally continues to recognize interest income on loans that are considered to be impaired until they are over 60 days past due. Thereafter, interest is recognized on a cash basis.

  Certain loan sales in 1989 contain defined recourse provisions. Gains on such sales were reduced by the estimated effect of the recourse provisions. Loans sold subject to recourse provisions had remaining unpaid principal balances at December 31, 1996 and 1995 of $29,952,000 and $36,857,000,
respectively. At December 31, 1996 and 1995, the Company had pledged mortgage-backed securities of $5,616,000 and $7,241,000, respectively, as security relative to the recourse contingencies associated with these loans. Actual losses incurred by the Company due to these recourse provisions may vary from the Company's estimate due to a number of factors beyond the Company's control. As of December 31, 1996 and 1995, a contingent liability of $989,000 and $216,000, respectively, was recorded and is included in other liabilities on the consolidated statements of financial condition.

5. REAL ESTATE OWNED

  Real estate owned consists of the following:

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1996         1995
                                                      -----------  -----------
                                                      (DOLLARS IN THOUSANDS)
      Real estate acquired through foreclosure....... $     1,735  $     2,389
      Allowance for estimated losses on foreclosed
       real estate...................................        (191)        (192)
                                                      -----------  -----------
                                                      $     1,544  $     2,197
                                                      ===========  ===========

                    HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

  Real estate loss, net, consists of the following:

                                                              DECEMBER 31,
                                                            -------------------
                                                            1996   1995   1994
                                                            -----  -----  -----
                                                               (DOLLARS IN
                                                               THOUSANDS)
      (Expense) income from foreclosed real estate........  $ (17) $  61  $(299)
      (Losses) gains on sale of foreclosed real estate....    (95)    62    (54)
                                                            -----  -----  -----
                                                             (112)   123   (353)
      Provision for estimated loss on real estate held for
       sale...............................................   (400)  (184)  (476)
                                                            -----  -----  -----
                                                            $(512) $ (61) $(829)
                                                            =====  =====  =====

  Activity in the allowance for estimated losses on real estate owned is summarized as follows:

                                                              DECEMBER 31,
                                                            ------------------
                                                            1996   1995  1994
                                                            -----  ----  -----
                                                              (DOLLARS IN
                                                               THOUSANDS)
      Balance, beginning of year........................... $ 192  $ 43  $ 255
      Charge-offs..........................................  (401)  (74)  (688)
      Provision for estimated losses on foreclosed real
       estate..............................................   400   184    476
      Other additions......................................          39
                                                            -----  ----  -----
      Balance, end of year................................. $ 191  $192  $  43
                                                            =====  ====  =====

6. ACCRUED INTEREST RECEIVABLE

  Accrued interest receivable is summarized as follows:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
      Loans and mortgage-backed securities............. $     1,385 $     1,462
      Investments......................................         296         198
                                                        ----------- -----------
                                                              1,681       1,660
      Less allowance for uncollectible interest........         421         390
                                                        ----------- -----------
                                                        $     1,260 $     1,270
                                                        =========== ===========

7. PROPERTY AND EQUIPMENT

  Property and equipment, net, consist of the following:

                                                              DECEMBER 31,
                                                         -----------------------
                                                            1996        1995
                                                         ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
      Bank premises owned--land......................... $       420 $       420
      Bank premises owned--building.....................       1,030       1,030
      Leasehold improvements............................         969         965
      Furniture and equipment...........................       2,736       2,658
      Automobiles.......................................          14          14
                                                         ----------- -----------
                                                               5,169       5,087
      Less accumulated depreciation and amortization....       3,578       3,391
                                                         ----------- -----------
                                                         $     1,591 $     1,696
                                                         =========== ===========

                    HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

8. DEPOSITS

  Deposits consist of the following:

                                                        DECEMBER 31,
                                             -----------------------------------
                                                   1996              1995
                                             ----------------- -----------------
                                                      WEIGHTED          WEIGHTED
                                                      AVERAGE           AVERAGE
                                              AMOUNT    RATE    AMOUNT    RATE
                                             -------- -------- -------- --------
                                                   (DOLLARS IN THOUSANDS)
Commercial checking accounts--noninterest-
 bearing...................................  $ 10,974          $  9,530
Regular checking accounts..................    11,806   1.00%    11,564   1.00%
Money market checking and savings accounts.    15,759   2.00%    18,592   2.00%
Passbook accounts..........................     2,619   1.92%     3,314   1.93%
Certificate accounts under $100............   148,502   5.39%   141,230   5.54%
Certificates of $100 and greater...........       413   4.60%     1,194   5.61%
                                             --------          --------
                                             $190,073   4.48%  $185,424   4.55%
                                             ========          ========

  At December 31, 1996, maturities of certificate accounts are summarized as follows:

     YEAR ENDING DECEMBER 31                                            AMOUNT
     -----------------------                                          ----------
                                                                       (DOLLARS
                                                                          IN
                                                                      THOUSANDS)
         1997........................................................  $122,540
         1998........................................................    21,627
         1999........................................................     2,839
         2000........................................................     1,429
         2001........................................................       367
         Thereafter..................................................       113
                                                                       --------
                                                                       $148,915
                                                                       ========

  The Company's interest expense, by category, is as follows:

                                                           YEARS ENDED DECEMBER
                                                                   31,
                                                           --------------------
                                                            1996   1995   1994
                                                           ------ ------ ------
                                                               (DOLLARS IN
                                                                THOUSANDS)
      Regular checking accounts........................... $  115 $  127 $  119
      Money market checking and savings accounts..........    338    447    490
      Passbook accounts...................................     56     77     77
      Certificate accounts under $100.....................  7,780  7,257  5,216
      Certificates of $100, and greater...................     42    128    140
                                                           ------ ------ ------
                                                           $8,331 $8,036 $6,042
                                                           ====== ====== ======

                   HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

9. INCOME TAXES

  Income tax expense (benefit) consists of the following components:

                                                      YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                      1996     1995      1994
                                                     ------- --------  --------
                                                      (DOLLARS IN THOUSANDS)
      Current taxes (benefit):
        Federal..................................... $   --  $   (840) $   (351)
        State.......................................       2        2        69
                                                     ------- --------  --------
                                                           2     (838)     (282)
                                                     ------- --------  --------
      Deferred taxes:
        Federal.....................................              140      (170)
        State.......................................                        201
                                                     ------- --------  --------
                                                                  140        31
                                                     ------- --------  --------
                                                     $     2 $   (698) $   (251)
                                                     ======= ========  ========

  The Company's provision for income taxes for the years ended December 31, 1996 and 1995 differs from the amounts determined by applying the statutory federal tax rate to income before income taxes for the following reasons:

                                                   YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                    1996      1995      1994
                                                   -------   -------   -------
      Federal statutory tax rate.................    (35.0)%   (35.0)%   (35.0)%
      Increase (decrease) resulting from:
        State income taxes, net of federal income
         tax benefit.............................     (7.5)     (7.5)     (7.5)
        State net operating loss limitation......                7.5       6.4
        Valuation allowance--deferred tax asset..     42.5       5.5      17.4
        Other....................................                0.1      (2.9)
                                                   -------   -------   -------
                                                       0.0 %   (29.4)%   (21.6)%
                                                   =======   =======   =======

                    HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

  The components of the net deferred tax asset at December 31, 1996 and 1995 are as follows:

                                                           DECEMBER 31,
                                                      -------------------------
                                                          1996         1995
                                                      ------------  -----------
                                                      (DOLLARS IN THOUSANDS)
   FEDERAL
   Deferred tax liabilities:
     Loan fees....................................... $        252  $      282
     FHLB stock dividends............................          251         226
     Depreciation....................................                       11
     Provision for loan loss.........................          108
     Other...........................................           97          70
                                                      ------------  ----------
                                                               708         589
                                                      ------------  ----------
   Deferred tax assets:
     Deferred interest income........................          241         124
     Provision for losses on loans...................                      428
     Net operating losses............................        1,201
     Tax credits.....................................           51          63
     Contribution carryforward.......................            7
     Depreciation....................................            4
     SAIF assessment.................................          405
     Other...........................................                        6
                                                      ------------  ----------
                                                             1,909         621
                                                      ------------  ----------
   Net deferred tax asset--federal, before valuation
    allowance........................................        1,201          32
   Valuation allowance...............................       (1,201)        (32)
                                                      ------------  ----------
   Net deferred tax asset--federal...................          --          --
                                                      ------------  ----------
   STATE
   Deferred tax liabilities:
     Loan fees....................................... $         41  $       56
     FHLB stock dividends............................           84          75
     Other...........................................           32          23
                                                      ------------  ----------
                                                               157         154
                                                      ------------  ----------
   Deferred tax assets:
     Provision for losses on loans...................          312         574
     Deferred interest income........................           80          41
     California franchise tax net operating loss
      carryforward...................................          259         164
     SAIF assessment.................................          135
                                                      ------------  ----------
                                                               786         779
   Net deferred tax asset--state, before valuation
    allowance........................................          629         625
   Valuation allowance...............................         (629)       (625)
                                                      ------------  ----------
   Net deferred tax asset--state.....................          --          --
                                                      ------------  ----------
   Net deferred tax asset--federal and state......... $        --   $      --
                                                      ============  ==========

                   HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

  In computing taxes on income, savings and loan associations that meet certain definitional tests and other conditions prescribed by the Internal Revenue Code are allowed, within limitations, a bad debt deduction. Bad debt deductions for income tax purposes are included in taxable income of later years only if the bad debt reserve is used subsequently for purposes other than to absorb bad debt losses. The bad debt deduction is considered a temporary difference, and the effective federal tax rate is 35.0%. In accordance with SFAS No. 109, a deferred tax liability has not been recognized for the tax bad debt reserves that arose prior to December 31, 1987. At December 31, 1996 and 1995, the amount of these reserves was approximately $310,000. This amount represents allocations of earnings to bad debt reserves and is a restriction on retained earnings. Under current law, if, in the future, this portion of retained earnings is reduced for any purpose other than net operating losses or tax bad debt losses, including distributions in liquidation, federal income taxes will be imposed at the then-applicable rates. Cash dividends paid in excess of current earnings would be deemed to be paid from these reserves.

  The Company has a net operating loss carryforward of approximately $3,966,000 that expires 1998 through 2009.

  A valuation allowance has been established against deferred tax assets because of uncertainty as to the ultimate realization of these assets.

10. COMMITMENTS AND CONTINGENCIES

  Leases--The Company conducts a majority of its operations in leased facilities under noncancelable operating lease agreements and has an operating agreement with its service bureau. Presented below is a schedule of minimum rental payments due under these leases, which expire on various dates through 2003.

     YEAR ENDING
     DECEMBER 31                                                        AMOUNT
     -----------                                                      ----------
                                                                       (DOLLARS
                                                                          IN
                                                                      THOUSANDS)
      1997...........................................................    $503
      1998...........................................................     240
      1999...........................................................      83
      2000...........................................................      75
      2001...........................................................      34
      Thereafter.....................................................      34
                                                                         ----
                                                                         $969
                                                                         ====

  Certain leases provide for cost-of-living increases, as well as payment of property taxes, insurance and other items.

  Included in facilities expense for the years ended December 31, 1996, 1995 and 1994 are rental payments for office facilities of $380,000, $383,000, and $392,000, respectively.

  Litigation--The Company is involved in various litigation. In the opinion of management, based on the advice of legal counsel, the disposition of all pending litigation will not have a material effect on the Company's consolidated financial statements.

  Employee Benefits--The Company sponsors a defined contribution 401(k) plan benefiting substantially all employees with over one year of service. Participants may contribute up to 15% of their compensation (or the limit allowed by the law, if less) to their plan each year. The Company matches 25% of employee contributions up to 6% of compensation. For the years ended December 31, 1996, 1995, and 1994, the Company contributed $13,000, $15,000, and $12,000, respectively, in matching contributions. The Company offers no other post-employment benefits.

                   HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

11. STOCK OPTION PLANS

  Under an employee stock option plan, options are issued with an exercise price equal to market price at the date of grant and become exercisable 25% annually, commencing on the first anniversary of the date of grant.

  Changes in the status of stock options are summarized as follows:

                                                                   PRICE PER
                                                     OUTSTANDING     SHARE
                                                     ----------- --------------
   Balance, January 1, 1994.........................    41,846   $5.00 to $7.00
     Granted........................................    14,000   $4.75
     Terminated/expired.............................   (13,651)  $6.76 to $7.44
                                                       -------
   Balance, December 31, 1994.......................    42,195
     Granted........................................    29,550   $3.50 to $3.85
     Terminated/expired.............................   (11,945)  $4.75 to $7.27
                                                       -------
   Balance, December 31, 1995.......................    59,800
     Granted........................................    10,000   $8.63
     Terminated/expired.............................    (8,439)  $3.50 to $6.25
     Exercised......................................    (6,686)  $3.50 to $6.25
                                                       -------
   Balance, December 31, 1996.......................    54,675
                                                       =======

  At December 31, 1996, options for 17,138 shares are exercisable at $3.50 to $4.75 per share. An additional 13,575 options become exercisable in 1997 at $3.50 to $8.63 per share. At December 31, 1996, there were 75,648 shares available for future grant.

  The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans. Had compensation cost for the Company's stock option plans been determined based upon the fair value at the grant date for awards under the plan consistent with the methodology prescribed under SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and loss per share would have been increased by approximately $22,000, or $.02 per share, during the year ended December 31, 1996, and $12,000, or $.02 per share, during the year ended December 31, 1995. The fair value of the options granted for the years ended December 31, 1996 and 1995 was estimated using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%, volatility of 79%, risk-free interest rate of 6.5%, and an expected life of 4 years.

12. FAIR VALUE OF FINANCIAL INSTRUMENTS

  SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates, methods and assumptions are set forth below for the Company's instruments.

  Cash and Interest-Bearing Deposits--The carrying amounts for cash and interest-bearing deposits with financial institutions approximate fair value because they mature in one year or less and do not present unanticipated credit concerns.

  Investments, Mortgage-Backed Securities and Mutual Fund Investments--The fair value of investments, mortgage-backed securities, and mutual fund investments is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers.

                   HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

  Loans Receivable--Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as first mortgage, second mortgage and nonmortgage loans. Each loan category is further segmented into fixed- and adjustable-rate interest terms and by performing and nonperforming categories.

  The fair value of performing nonmortgage loans is calculated by the static discounted cash flow approach. These loans are assumed to be level payment, amortizing loans that generate monthly cash flow of interest and principal. Loans that reprice in more than three months are assumed to be fixed-rate loans, while loans that reprice in three months or less are assumed to be adjustable-rate loans with maturities assumed to be equal to the average maturity of the fixed-rate loans.

  The fair value of performing one-to-four mortgage loans is calculated by the option-based approach. Cash flows consist of scheduled principal, interest and prepaid principal. Prepayments were calculated by using a prepayment equation that relates the prepayment rate for a particular period to, among other things, the difference between the mortgage coupon rate and the current market interest rate. The coupon rate for adjustable-rate mortgages reflects any reported discount from the fully indexed rate and is constrained by any annual cap or lifetime cap that may apply.

  The fair value for performing other first-mortgage loans and second-mortgage loans is calculated by the static discounted cash flow approach. These loans are assumed to be level payment, amortizing loans that generate monthly cash flows of interest and principal. No prepayment assumptions are used unless the loan terms specify a balloon payment.

  The fair value for significant nonperforming loans is based on recent external appraisals of collateral. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows and discount rates are judgmentally determined using available market information and specific borrower information.

  Investment in the Stock of the Federal Home Loan Bank--The carrying amounts approximate fair values, as the stock may be sold back to the Federal Home Loan Bank at fair value.

  Deposit Liabilities--The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings, NOW, money market and checking accounts, is equal to the amount payable on demand as of December 31, 1996 and 1995. The fair value of fixed maturity deposits is calculated using the discounted value of contractual cash flows. The discount rate is based on the current wholesale certificate of deposit ("CD") interest rate.

                   HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

  Fixed maturity deposits are considered retail deposits and are assumed to remain on deposit until scheduled maturity. In addition to principal and accumulated interest, the cash flows of retail CDs include an estimate of the noninterest costs attributable to maintaining such deposits, based on an industry-wide average noninterest cost of retail CD balances at December 31, 1996 and 1995.

                                                       DECEMBER 31,
                                            -----------------------------------
                                                  1996              1995
                                            ----------------- -----------------
                                            CARRYING   FAIR   CARRYING   FAIR
                                             AMOUNT   VALUE    AMOUNT   VALUE
                                            -------- -------- -------- --------
                                                  (DOLLARS IN THOUSANDS)
Cash and cash equivalents.................. $ 12,956 $ 12,956 $  4,465 $  4,465
Interest-bearing deposits with financial
 institutions..............................    2,476    2,476    1,587    1,587
Investments:
  Mutual fund investments--available for
   sale (trading 1995).....................    3,000    3,000    8,198    8,198
  Mortgage-backed securities--available for
   sale....................................      196      196      236      236
  Mortgage-backed securities--held to
   maturity................................    5,636    5,642    7,264    7,267
  Investment securities--held to maturity..   21,857   21,784   12,484   12,479
Loans receivable, net......................  144,729  144,695  153,473  154,821
Investment in stock of the Federal Home
 Loan Bank.................................    1,338    1,338    1,260    1,260
Interest-bearing deposits..................  179,099  179,613  175,894  176,786
Noninterest-bearing deposits...............   10,974   10,974    9,530    9,530

  Limitations--Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                    HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY

13. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                      FIRST   SECOND    THIRD   FOURTH
                                     QUARTER  QUARTER  QUARTER  QUARTER   YEAR
                                     -------  -------  -------  -------  -------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                    AMOUNTS)
   1996:
     Interest income................ $3,669   $3,526   $ 3,651  $ 3,596  $14,442
     Interest expense...............  2,098    2,057     2,072    2,108    8,335
     Provision for estimated losses
      on loans......................    250      300     1,252    5,173    6,975
     Real estate loss, net..........    111       83        24      294      512
     Noninterest income.............    106      144       149      593      992
     Noninterest expense............  1,334    1,357     1,259    2,529    6,479
     Income tax (benefit) expense...     (5)     (43)       11       39        2
                                     ------   ------   -------  -------  -------
     Net loss....................... $  (13)  $  (84)  $  (818) $(5,954) $(6,869)
                                     ------   ------   -------  -------  -------
     Loss per share................. $(0.02)  $(0.12)  $ (0.29) $ (6.84) $ (7.27)
                                     ======   ======   =======  =======  =======
   1995:
     Interest income................ $3,331   $3,560   $ 3,635  $ 3,666  $14,192
     Interest expense...............  1,810    2,022     2,094    2,113    8,039
     Provision for estimated losses
      on loans......................     63      435     2,652      349    3,499
     Real estate loss, net..........     76      (35)        8       12       61
     Noninterest income.............    158      115       133      149      555
     Noninterest expense............  1,342    1,371     1,357    1,451    5,521
     Income tax expense (benefit)...     85      (51)     (519)    (213)    (698)
                                     ------   ------   -------  -------  -------
     Net income (loss).............. $  113   $  (67)  $(1,824) $   103  $(1,675)
                                     ======   ======   =======  =======  =======
     Earnings (loss) per share...... $ 0.16   $ (.09)  $ (2.51) $  0.14  $ (2.30)
                                     ======   ======   =======  =======  =======

                   HANCOCK SAVINGS BANK, F.S.B. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                          (Dollars amount in thousands)


                                                                                     June 30,      December 31,
                                                                                       1997            1996
                                                                                    (unaudited)
                ASSETS
   Cash                                                                                 $4,621        $5,450
   Fed Funds sold                                                                       48,191         7,506
                                                                                    ------------------------
  Cash and cash equivalents                                                             52,812        12,956

   Interest-bearing deposits with financial institutions                                 1,582         2,476
   Investments
     Mutual fund investments - available for sale                                            -         3,000
     Investment Securities                                                                 992        21,857
     Mortgage-backed securities - held to maturity                                           -         5,636
     Mortgage-backed securities - available for sale                                     3,772           196
   Loans receivable, net (net of allowance for losses of $6,987 and $4,091             141,691       144,729
   Accrued interest receivable                                                           1,140         1,260
   Real estate held for sale, net                                                        3,396         1,544
   Investment in stock of the Federal Home Loan Bank - at cost                           1,290         1,338
   Property and equipment, net                                                           1,413         1,591
   Other assets                                                                          1,726         1,576
                                                                                    ------------------------
                                                                                       209,814       198,159
                                                                                    ========================

        LIABILITIES AND STOCKHOLDERS' EQUITY

   Deposits                                                                           $203,674      $190,073
   Accounts payable and other liabilities                                                2,757         1,485
  SAIF Accrual                                                                                         1,191
                                                                                    ------------------------
             Total liabilities                                                         206,431       192,749
                                                                                    ------------------------
   Stockholders' equity
        Common stock, $6.40 par value; authorized
           5,000,000 shares; issued and outstanding,
           1,302,862 shares                                                              8,338         8,336
        Additional paid in capital                                                       2,243         2,243
        Retained earnings                                                               (7,182)       (5,133)
        Unrealized holding gains (losses) on mortgage-backed securities, net of t          (16)          (36)
                                                                                    ------------------------
             Total stockholders' equity                                                  3,383         5,410
                                                                                    ------------------------
                                                                                       209,814       198,159
                                                                                    ========================

                  HANCOCK SAVINGS BANK, F.S.B. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                         (DOLLARS AMOUNT IN THOUSANDS)

                                                                Six Months Ended
                                                                    June 30
                                                               ------------------
                                                                  1997     1996
                                                                   (Unaudited)
Interest and dividend income
   Loans receivable                                               $5,737   $6,058
   Mortgage-backed securities                                        130      216
   Investment securities                                           1,318      752
   Loan servicing fee income, net                                     94      169
                                                               ------------------
             Total                                                 7,279    7,195
                                                               ------------------

Interest Expense
   Deposits                                                        4,266    4,152
   Other Borrowings                                                    1        3
                                                               ------------------
             Total                                                 4,267    4,155
                                                               ------------------
                                                                   3,012    3,040
Provision for estimated losses on loans                              510      550
                                                               ------------------
       Net interest income after provision for
             estimated losses on loans                             2,502    2,490

Real estate operations
   Real estate operations, net                                       (49)     (61)
   Provision for loss on real estate                                 (46)    (133)
                                                               ------------------
                                                                     (95)    (194)
                                                               ------------------
Non interest income (loss)
   Other loan fees                                                    31       42
   Gain (loss) on sale of mutual funds and investment securiti      (182)     (57)
   Settlements on judicial foreclosures                               85        -
   Other                                                             328      265
                                                               ------------------
             Total                                                   262      250
                                                               ------------------
Non interest expense
   Compensation and employee-related cost                          2,370    1,329
   Facilities                                                        680      374
   Advertising                                                         5       31
   Office Supplies                                                   122       96
   Service bureau and related equipment rental                       165      140
   Other general and administrative                                1,374      721
                                                               ------------------
             Total                                                 4,716    2,691
                                                               ------------------
       Loss before for income tax benefit                         (2,047)    (145)

   Income tax benefit                                                  2      (48)

      NET LOSS                                                    (2,049)     (97)

Net loss per share                                                ($1.57)  ($0.13)

Weighted average shares outstanding                            1,302,564  728,034

HANCOCK SAVINGS BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                              SIX MONTHS ENDED
                                                                                                   JUNE 30,
                                                                                             ------------------
                                                                                               1997      1996
                                                                                               (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                               $    (2,049)      (97)
  Reconciliation of net loss to net cash (used in ) provided by operating activities:
    Accretion of discounts on investments                                                          -       (16)
    Net decrease in mutual fund investments-trading                                                      8,198
    Amortization of deferred loan fees, net                                                     (120)     (110)
    Loss on sale of investment securities-available for sale                                     182
    Provision for loan and real estate losses                                                    556       683
    Gain/(loss) on sale of real estate                                                           (19)       54
    Depreciation                                                                                 205        96
    Decrease in accrued interest receivable                                                      120        56
    Federal Home Loan Bank stock dividend                                                        (48)      (34)
    (Increase) decrease in other assets                                                         (150)      125
    Increase(decrease) in accounts payable and other liabilities                                  81    (1,802)
                                                                                          --------------------
         Net cash (used in) provided by operating activities                                  (1,242)    7,153
                                                                                          --------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Principal payments received on mortgage-backed securities                                    1,880     1,063
  Proceeds from sale of mortgage backed securtiy available for sale                              190
  Purchase of investment securities - held to maturity                                       (14,992)  (12,975)
  Proceeds from maturities of investment securities - held to maturity                         2,000    10,500
  Procedds from sales of investment securities- available for sale                            33,713
  Purchase of mutual fund investments - available for sale                                              (3,875)
  Proceeds from sale of mutual fund investments - available for sale                           2,972
  Net (increase) decrease  in loans                                                              927       882
  Proceeds from sales of real estate                                                              58       705
  Capitalized cost of real estate                                                               (216)     (496)
  Proceeds from sale of Federal Home Loan Bank stock                                              90
  Purchase of property and equipment                                                             (27)      (30)
  Net decrease (increase) in interest-bearing deposits with financial institutions               894    (1,992)
  Other                                                                                            6        (4)
                                                                                          --------------------
         Net cash used(provided for) in investing activities                                  27,495    (6,222)
                                                                                          --------------------

  See notes to consolidated financial statements.

HANCOCK SAVINGS BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                              SIX MONTHS ENDED
                                                                                                  JUNE 30,
                                                                                             ------------------
                                                                                               1997      1996
                                                                                                 (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in certificate account deposits and money market                          $    12,095     1,470
    accounts
  Net increase (decrease) in demand deposits and passbook                                      1,506      (569)
    accounts
  Proceeds from exercise of stock options                                                          2



         Net cash provided by financial activities                                            13,603       901
                                                                                         ---------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                     39,856     1,832

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                  12,956     4,465
                                                                                         ---------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                   $    52,812     6,297
                                                                                         =====================

SUPPLEMENT DISCLOSURE OF CASH FLOW
  INFORMATION - Cash paid (received) for :
    Interest                                                                             $     4,249     4,155
                                                                                         =====================


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
  ACTIVITIES:
  Real estate acquired through foreclosure                                               $     3,288     5,742
                                                                                         =====================

  Loans to facilitate sales of real estate owned                                         $     1,567     5,245
                                                                                         =====================
  Investment securities transferred from held to maturity to available
        for sale                                                                         $    34,850
                                                                                         ===========

  See notes to consolidated financial statements.

                    HANCOCK SAVINGS BANK, FSB AND SUBSIDIARY
                   NOTES TO CONOLIDATED FINANCIAL STATEMENTS
                         SIX MONTHS ENDED JUNE 30, 1997

NOTE 1--BASIS OF PRESENTATION AND MANAGEMENT REPRESENTATIONS

  The unaudited consolidated financial statements include the accounts of Hancock Savings Bank, F.S.B., a Federal Savings Bank (the "Company") and its wholly owned subsidiary, Hancock Service Corporation. Activities of the subsidiary are not material to operations of the Company. All significant intercompany transactions and balances have been eliminated. The accounting and reporting policies of the Company conform with generally accepted accounting principles and general practice within the banking industry.

  The consolidated financial statements have been prepared in accordance with the requirements for interim financial statement presentation and, therefore, do not include all footnotes normally required for complete financial statement disclosure. While management believes that the disclosures presented are sufficient to make the information not misleading, reference may be made to the consolidated financial statements and notes thereto included elsewhere in this document for the year ended December 31, 1996.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  The accompanying consolidated statements of financial condition and statements of operations, and cash flows reflect, in the opinion of management, all material adjustments necessary for a fair presentation of the Company's financial position as of June 30, 1997 and results of operations and cash flows for the three and six month periods ended June 30, 1997 and 1996. The results of operations for the three and six month period ended June 30, 1997 are not necessarily indicative of the results of operations for the full year ending December 31, 1997.

  Certain items in the 1996 financial statements have been reclassified to conform to the 1997 presentation.


NOTE 2--LOSS PER SHARE

  Loss per share is computed using the weighted average number of common shares outstanding during the period. The weighted average number of common shares outstanding for the three and six month periods ended June 30, 1997 and 1996 was 1,302,564 and 728,034, respectively. Stock options are not included in the weighted average number of shares because they would have an antidilutive effect.


NOTE3--INVESTMENTS

  Investments consist of the following:

                                                                    JUNE 30, 1997          DECEMBER 31,
                                                                     (UNAUDITED)              1996
                                                                  -------------------  ------------------
                                                                   AMORTIZED    FAIR    AMORTIZED   FAIR
                                                                     COST       VALUE     COST      VALUE
                                                                  ----------   ------  ---------  -------
                                                                             (DOLLARS IN THOUSANDS)
Mutual fund investments -- available for sale...................  $   --       $   --    $ 3,026  $ 3,000
Investment securities -- held to  maturity......................      --           --     21,857   21,784
Investment securities -- available for sale.....................     991          992         --       --
Mortgage-backed securities -- held to maturity..................      --           --      5,636    5,642
Mortgage-backed securities -- available for sale................   3,789        3,772        206      196

Gross unrealized gains and losses on investments consist of the following:

                                                                          JUNE 30, 1997         DECEMBER 31,
                                                                           (UNAUDITED)             1996
                                                                         ---------------      ---------------
                                                                         GAINS    LOSSES      GAINS    LOSSES
                                                                         -----    ------      -----    ------
                                                                                  (DOLLARS IN THOUSANDS)
Mutual fund investments -- available for sale.........................   $         $  --       $  --   $   26
Investment securities -- held to maturity.............................       --       --          --       73
Investment securities -- available for sale...........................      1         --          --       --
Mortgage-backed securities -- held to maturity........................       --       --           6       --
Mortgage-backed securities -- available for sale......................       --       17          --       10

(b) Pro Forma Financial Information of Bank Plus.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  The following unaudited pro forma combined condensed financial statements are based on the historical consolidated Balance Sheet and Statements of Operations of Bank Plus and Hancock, adjusted to give effect to the Merger, using the purchase method of accounting for business combinations. Under the purchase method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at closing.

  The unaudited pro forma combined condensed Balance Sheet as of June 30, 1997 assumes that the Merger occurred as of that date and reflects the combination of the historical financial position of Bank Plus with the historical financial position of Hancock as of June 30, 1997 after giving effect to the purchase accounting and other Merger-related adjustments described in the respective Notes herein.

  The unaudited pro forma combined condensed Statements of Operations for the fiscal year ended December 31, 1996 and for the six months ended June 30, 1997 combine the historical results of operations of Bank Plus for those periods with the historical results of operations of Hancock for the same periods and assumes that the Merger occurred at the beginning of the periods presented.

  The following unaudited pro forma combined condensed financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Bank Plus and Hancock. These pro forma financial statements are presented for illustrative purposes only and are not indicative of the operating results that would have been achieved or the financial position that would have existed had the Merger been consummated on the dates indicated in the preceding paragraphs, nor are they indicative of the future operating results or financial position of the combined companies.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                                           June 30, 1997
                                              BANK PLUS        HANCOCK       COMBINED    ADJUSTMENTS (4)     PRO FORMA
                                             ----------       --------       ---------   -----------         ----------
                                                                        (DOLLARS IN THOUSANDS)
ASSETS
  Cash and cash
   equivalents                               $  116,651         52,812       $  169,463           96 (1)     $  169,559
  Investment securities                         161,694            992          162,686            -            162,686
  Mortgage-backed
   securities                                   231,902          3,772          235,674            -            235,674
  Deposits and other
   investments                                        -          1,582            1,582            -              1,582
  Loans receivable, net
  of allowances                               2,650,874        141,691        2,792,565       (5,445)(1)      2,787,120
  Other assets                                  153,136          8,965          162,101       15,280 (1)        177,381
                                             ----------       --------       ----------      -------         ----------
                                             $3,314,257       $209,814       $3,524,071      $ 9,931         $3,534,002
                                             ==========       ========       ==========      =======         ==========

LIABILITIES
  Deposits                                   $2,498,106       $203,674       $2,701,780       $ (103)(1)     $2,701,677
  FHLB advances                                 569,846              -          569,846            -            569,846
  Other liabilities                              27,483          2,757           30,240        1,421 (2)         31,661
                                             ----------       --------       ----------       ------         ----------
   Total Liabilities                         $3,095,435       $206,431       $3,301,866       $1,318         $3,303,184
                                             ----------       --------       ----------       ------         ----------

MINORITY INTEREST:
 Preferred stock of subsidiary                   51,750              -           51,750            -             51,750

STOCKHOLDERS' EQUITY
   Common stock                                     183          8,338            8,521       (8,328)(3)            193
   Paid-in surplus                              261,940          2,243          264,183        9,759 (3)        273,942
   Unrealized losses on securities               (1,045)           (16)          (1,061)           -             (1,061)
   Accumulated deficit                          (94,006)        (7,182)        (101,188)       7,182 (3)        (94,006)
                                             ----------       --------       ----------       ------         ----------
    Total stockholders' equity                  167,072          3,383          170,455        8,613            179,068
                                             ----------       --------       ----------      -------         ----------

    Total Liabilities and Equity             $3,314,257       $209,814       $3,524,071      $ 9,931         $3,534,002
                                             ==========       ========       ==========      =======         ==========


(1)  Represents the fair value adjustments and recognition of intangible assets (core deposit intangible of
     8.6 million and goodwill of 6.6 million) recorded in connection with the purchase price allocation.

(2)  Represents recognition of liablities for direct costs to be incurred in connection with the Merger relating to lease exit costs, severance expense and professional services.

(3)  Represents adjustment of equity accounts to reflect issuance of shares in connection with the Merger and elimination of Hancock equity accounts, based on the exchange of shares of Bank Plus Common Stock. Based on the BPC Stock Consideration Value of
     $12,012,000, a Market Value Per BPC Share of $11.3469 and Hancock stock outstanding of 1,302,862, the total number of shares of
     Bank Plus Common Stock issued was 1,058,575.

(4)  Due to the Company's current tax status, there are no net tax adjustments recorded as a result of the
     Merger under the purchase accounting method.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                     --------------------------------------------------------------------------------
                                      Bank Plus       Hancock         Combined     Adjustments           Pro Forma
                                     -----------   ----------        --------     -----------           -----------

Interest income                      $   117,162   $    7,279        $124,441        $      -           $   124,441
Interest expense                          76,479        4,267          80,746             624  (1)           81,370
                                     -----------   ----------        --------        --------           -----------

Net interest income (expense)             40,683        3,012          43,695            (624)               43,071
Provision for estimated
 loan losses                               8,502          510           9,012               -                 9,012
                                     -----------   ----------        --------        --------           -----------

Net interest income after
 provision for estimated loan losses      32,181        2,502          34,683            (624)               34,059
Other income                               3,747          167           3,914               -                 3,914
Operating expenses                        29,377        4,716          34,093          (1,422) (3)           32,671
                                     -----------   ----------        --------        --------           -----------

Earnings (loss) before
 income taxes and minority interest
 in subsidiary                             6,551       (2,047)          4,504             798                 5,302
Income tax (benefit) expense              (4,800)           2          (4,798)              -                (4,798)

Earnings (loss) before
 minority interest in subsidiary          11,351       (2,049)          9,302             798                10,100
Minority interest in subsidiary            3,886            -           3,886               -                 3,886
(preferred stock dividend)           -----------   ----------        --------        --------           -----------


Net earnings (loss)                  $     7,465   $   (2,049)       $  5,416        $    798           $     6,214
                                     ============  ==========        ========        ========           ===========

Net earnings (loss) per
 common share                        $      0.41   $    (1.57)                                          $      0.32 (4)

Weighted average common
 shares outstanding                   18,247,019    1,302,564                                            19,305,594 (4)


                                                          FOR THE YEAR ENDED DECEMBER 31, 1996
                                     ------------------------------------------------------------------------------
                                     Bank Plus       Hancock         Combined     Adjustments           Pro Forma
                                     -----------   ----------        --------     -----------           -----------

Interest income                      $   237,913   $   14,442        $252,355     $         -           $   252,355
Interest expense                         152,623        8,335         160,958           1,248  (1)          162,206

Net interest income
 (expense)                                85,290        6,107          91,397          (1,248)               90,149
Provision for estimated
 loan losses                              15,610        6,975          22,585               -                22,585
                                     -----------   ----------        --------     -----------           -----------

Net interest income after
 provision for estimated loan losses      69,680         (868)         68,812          (1,248)               67,564
Other income                               2,246          480           2,726               -                 2,726
Operating expenses                        82,451        6,479          88,930             439  (2)           89,369
                                     -----------   ----------        --------     -----------           -----------

Loss before
 income taxes and minority interest
 in subsidiary                           (10,525)      (6,867)        (17,392)         (1,687)              (19,079)
 Income tax (benefit) expense             (1,093)           2          (1,091)              -                (1,091)

Loss before
 minority interest in subsidiary          (9,432)      (6,869)        (16,301)         (1,687)              (17,988)
Minority interest in subsidiary
 (preferred stock dividend)                4,657            -           4,657               -                 4,657
                                     -----------   ----------        --------     -----------           -----------

Net loss                             $   (14,089)  $   (6,869)       $(20,958)    $    (1,687)          $   (22,645)

Preferred stock dividends                  1,553            -           1,553               -                 1,553

Net loss available for
 common stockholders                 $   (15,642)  $   (6,869)       $(22,511)    $    (1,687)          $   (24,198)
                                     ===========   ==========        ========     ===========           ===========

Loss per common share                $     (0.86)  $    (7.27)                                          $     (1.25)(4)

Weighted average common
 shares outstanding                   18,242,887      944,837                                            19,301,462 (4)

Pro forma adjustments:

(1) Represents the amortization of the core deposit intangible of $8.6 million over 7 years (the useful life over which the benefit of the intangible asset is expected to be realized) and the amortization of the fair value adjustment of interest bearing deposits over their estimated remaining maturities.

(2) Represents the amortization of goodwill of $6.6 million over 15 years (the useful life over which the benefit of the intangible asset is expected to be realized).

(3) Represents the amortization of goodwill of $6.6 million over 15 years and an adjustment to reduce operating expenses by $1.6 million for costs incurred by Hancock related to the Merger.

(4) Pro forma earnings (loss) per share and weighted average common shares outstanding are based on the number of common shares that would have been outstanding had the Merger occurred January 1, 1996 and 1997.

(c) Exhibits

    The following exhibits are filed with this report on Form 8-K:

     Exhibit No.            Description
     ----------             -----------
     2.1         Agreement and Plan of Merger dated June
                 25, 1997 by and among Bank Plus,
                 Fidelity and Hancock (incorporated by
                 reference to Exhibit 2.2 to the Form
                 S-4 of Bank Plus filed with the
                 Commission on June 30, 1997)

     4.1         Certificate of Incorporation of Bank
                 Plus (incorporated by reference to
                 Exhibit 3.1 to the Form 8-B of Bank
                 Plus filed with the Commission on April
                 22, 1996)

     4.2         By-laws of Bank Plus (incorporated by
                 reference to Exhibit 3.2 to the Form
                 8-B of Bank Plus filed with the
                 Commission on April 22, 1996)

     23.1        Consent of Deloitte & Touche LLP

     99.1        Press Release dated July 31, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BANK PLUS CORPORATION


Date:  August 13, 1997        By: /s/ Godfrey B. Evans
                                 ---------------------
                                 Godfrey B. Evans
                                 Executive Vice President, General Counsel
                                 and Corporate Secretary

                                 Exhibit Index

          Exhibit No.                     Description
          -----------                     -----------
          2.1            Agreement and Plan of Merger dated June 25, 1997
                         by and among Bank Plus, Fidelity and Hancock
                         (incorporated by reference to Exhibit 2.2 to the
                         Form S-4 of Bank Plus filed with the Commission
                         on June 30, 1997)

          4.1            Certificate of Incorporation of Bank Plus
                         (incorporated by reference to Exhibit 3.1 to the Form 8-B of Bank Plus filed with the Commission on April 22, 1996)

          4.2 By-laws of Bank Plus (incorporated by reference to Exhibit 3.1 to the Form 8-B of Bank Plus filed with the Commission on April 22, 1996)

          23.1           Consent of Deloitte & Touche LLP

          99.1           Press Release dated July 31, 1997.